UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2007

MAGMA DESIGN AUTOMATION, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-33213	77-0454924
(Commission File Number)	(I.R.S. Employer Identification Number)

1650 Technology Drive, San Jose, California	95110
(Address of principal executive offices)	(Zip Code)

(408) 565-7500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On April 5, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Magma Design Automation, Inc. (the “Company”) set annual base salary levels, effective April 1, 2007, for all named executive officers of the Company. At that meeting, the Committee also set target bonus percentages (expressed as a percentage of each officer’s base salary for the Company’s fiscal year ending April 6, 2008 (“fiscal 2008”)) for the Company’s officers for fiscal 2008 and determined that bonus determinations for fiscal 2008 would be based, subject to the Committee’s discretion to adjust bonuses based on individual goals and other subjective criteria, on the Company’s financial results for fiscal 2008.

As to each of the Company’s named executive officers, the executive’s new annual base salary level and target bonus percentage for fiscal 2008 is as follows:

Name and Title of Executive Officer	Annual Base Salary	Target Bonus Percentage
Rajeev Madhavan, Chief Executive Officer	$475,000	90%
Roy E. Jewell, President and Chief Operating Officer	$475,000	90%
Saeid Ghafouri, Corporate Vice President Field Operations	$330,000	120%
Peter S. Teshima Corporate Vice President - Finance and Chief Financial Officer	$300,000	60%
David H. Stanley, Corporate Vice President, Corporate Affairs & Secretary	$290,000	60%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAGMA DESIGN AUTOMATION, INC.

	By:	/s/ Peter S. Teshima
Date: April 11, 2007		Peter S. Teshima
Corporate Vice President - Finance and Chief Financial Officer